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                                                                      EXHIBIT 22

                                  NOVELL, INC.

                         SUBSIDIARIES OF THE REGISTRANT

     As of October 30, 1993, the following companies were subsidiaries of Novell, Inc.:

                                                 STATE OF INCORPORATION
                                                  OR COUNTRY IN WHICH
                 WHOLLY OWNED                          ORGANIZED
- -----------------------------------------------
Fluent, Inc....................................    Delaware
Novell Pty, Ltd. (Australia)...................    Australia
Novell Belgium B.V.B.A.........................    Belgium
Novell do Brasil Software Ltda.................    Brazil
Novell Canada, Ltd.............................    Canada
Novell Europe, Inc.............................    Delaware
Novell S.A.R.L. (France).......................    France
Novell GmbH (Germany)..........................    Germany
Novell International, Ltd......................    Barbados
Novell Italia S.R.L............................    Italy
Novell Korea Co., Ltd..........................    Korea
Novell de Mexico, S.A.DE C.V...................    Mexico
Novell Spain S.A...............................    Spain
Novell Svenska A.B. (Sweden)...................    Sweden
Novell Schweiz A.G. (Switzerland)..............    Switzerland
Novell U.K., Ltd...............................    United Kingdom
Serius Corporation.............................    Delaware
Software Transformation, Inc...................    California
Univel.........................................    Delaware
UNIX System Laboratories, Inc..................    Delaware
   MAJORITY OWNED
Novell Japan, Ltd..............................    Japan
Onward Novell Software Pvt. Ltd................    India